Exhibit 23.1

 April 1, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Greenestone Healthcare Corporation

5734 Yonge Street, Suite 300

Toronto A6 M2M 4E7

Canada

Ladies and Gentlemen:

Jarvis Ryan Associates hereby consents to the use in the Form S-8, Registration Statement Under the Securities Act of 1933, filed by Greenestone Healthcare Corporation, (i) of our report dated March 30, 2012, relating to the financial statements of Greenestone Healthcare Corporation, a Colorado corporation, as of and for the year ending December 31, 2011, (ii) of our report dated May 15, 2012, relating to the interim financial statements of Greenestone Healthcare Corporation, a Colorado corporation, as of and for the quarter ending March 31, 2012, (iii) of our report dated July 31, 2012, relating to the financial statements of Greenestone Healthcare Corporation, a Colorado corporation, as of and for the year ending June 30, 2012, (iv) of our report dated November 1, 2012, relating to the financial statements of Greenestone Healthcare Corporation, a Colorado corporation, as of and for the year ending September 30, 2012, and (v) to the reference to us under the caption “Interests of Named Experts and Counsel”.

Sincerely,

/s/ Jarvis Ryan Associates

Jarvis Ryan Associates